Exhibit 23(h)(1)(f)

                              ASSIGNMENT AGREEMENT

      This Assignment Agreement (this "Agreement") is made as of October 1, 2008, by and among Citi Fund Services Ohio, Inc., an Ohio corporation ("Citi Ohio"), Citi Funds Services, Inc., formerly known as BISYS Fund Services. Inc. ("BISYS"). and The Empire Builder Tax Free Bond Fund, a Massachusetts business trust ("Empire").

      WHEREAS, BISYS and Empire entered into a certain Transfer Agency Agreement, dated October 1, 1996, as amended (the "Transfer Agency Agreement"), whereby BISYS agreed to perform certain transfer agent services for Empire;

      WHEREAS, BISYS desires to assign the Transfer Agency Agreement to its affiliate, Citi Ohio; and

      WHEREAS, Empire consents to the assignment of the Transfer Agency Agreement from BISYS to Citi Ohio,

      NOW THEREFORE, in consideration of the foregoing, the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Assignment and Assumption. Effective as of October 1, 2008, BISYS assigns all of its rights under the Transfer Agency Agreement to Citi Ohio, together with all property of Empire regarding the above that is in the possession of BISYS. The parties hereto acknowledge and agree that Citi Ohio will assume all liabilities, duties and obligations under the Transfer Agency Agreement.

      2. Consent. Empire hereby consents to the assignment and assumption described above. Empire represents and warrants that it is authorized and empowered to execute and deliver this Agreement.

      3. Miscellaneous. This Agreement reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed under the internal laws of the State of Ohio. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, all other terms, covenants and conditions of this Agreement shall remain legal, valid and enforceable and in full force and effect. This Agreement and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of any party hereto, but only by an agreement in writing signed by the party against whom the

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                                                             Exhibit 23(h)(1)(f)

            enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

       CITI OHIO                          Citi Fund Services Ohio, Inc.

                                          By:    /s/ Fred Naddaff
                                                 -----------------------
                                          Name:  Fred Naddaff
                                          Title: President
                                          Date:  09-24-08

       BISYS                              Citi Fund Services, Inc.

                                          By:    /s/ Fred Naddaff
                                                 -----------------------
                                          Name:  Fred Naddaff
                                          Title: President
                                          Date:  09-24-08

       EMPIRE                             The Empire Builder Tax Free Bond Fund

                                          By:    /s/ Michael J. Lynch
                                                 -----------------------
                                          Name:  Michael J. Lynch
                                          Title: Senior Vice President
                                          Date:  09-23-08